CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-122530, 333-132219, 333-140538 and 333-156640) and Form F-3 (No. 333-181459) of our report dated April 16, 2013 relating to the consolidated financial statements of KongZhong Corporation, its subsidiaries and variable interest entities (collectively, the “Company”) and financial statement schedule of KongZhong Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of the authoritative guidance on the presentation of comprehensive income), and our report dated April 16, 2013 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of KongZhong Corporation for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in the Prospectus which is part of the Registration Statement on Form F-3 (No. 333-181459).

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 16, 2013